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                                                               EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in Amendment No. 2 to the registration statement of Stewart Enterprises, Inc. on Form S-3 of our reports dated December 13, 1996 on our audits of the consolidated financial statements and financial statement schedule of Stewart Enterprises, Inc. and Subsidiaries, as of October 31, 1996 and 1995 and for each of the three years in the period ended October 31, 1996. We also consent to the reference to our firm under the caption "Independent Accountants."

                                          COOPERS & LYBRAND L.L.P.

New Orleans, Louisiana

June 17, 1997